Exhibit 16.1

July 11, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

We have read Item 4.01 of Form 8-K dated July 5, 2006 of DAG Media, Inc. and are in agreement with the statements contained therein.

/s/ GOLDSTEIN GOLUB KESSLER LLP